                                                                   EXHIBIT 23.6



                                                                 April 30, 2003

     We hereby consent to the use of our name and to the description of our opinion letter dated March 26, 2003 under the caption "Opinion of Whitman's Financial Advisor" in, and to the inclusion of such opinion letter as Annex B to, the Proxy Statement/Prospectus of Whitman Education/Career Education Merger. By giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                          LEGG MASON WOOD WALKER, INCORPORATED


                                          By: /s/ James A. Rowan
                                              ---------------------------------
                                              James A. Rowan
                                              Managing Director